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                                                                    EXHIBIT 99.4

                       AMENDMENT TO PARTNERSHIP AGREEMENT
                                     BETWEEN
                               OLIN SUNBELT, INC.
                                       AND
                         1997 CHLORALKALI VENTURE, INC.

     THIS AMENDMENT TO PARTNERSHIP AGREEMENT is entered into as of this 30th day of April 1998, between Olin Sunbelt, Inc., a Delaware corporation ("OSI"), and 1997 Chloralkali Venture, Inc. ("1997 CVI"), a Delaware corporation.

     WHEREAS, OSI and 1997 CVI entered into a Partnership Agreement dated as of August 23, 1996 as amended (the "Partnership Agreement"), pursuant to which OSI and 1997 CVI (collectively, the "Partners") established the Sunbelt Chlor Alkali Partnership, a Delaware general partnership (the "Partnership"); and

     WHEREAS, OSI and 1997 CVI desire to amend the Partnership Agreement in certain respects as set forth herein:

     NOW THEREFORE, OSI and 1997 CVI agree as follows:

     1. The following sentence will be added to Section 2.02(a) of the Agreement at the end thereof:

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     "Each Partner shall return and shall have all responsibility for timely returning any cash recalled by the Operator pursuant to and as required by
     Section 4.02(g) of the Operating Agreement as amended from time to time, and shall comply with the Operator's designation of account(s) for returning such cash."

     2. Except as amended herein, all other provisions of the Partnership Agreement remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Partners have executed this Amendment the day and year first written above.

                                                OLIN SUNBELT, INC.

                                                    /s/ Leon B. Anziano
                                                --------------------------------
                                                By: Name:  Leon B. Anziano
                                                    Title: President



                                                1997 CHLORALKALI VENTURE, INC.

                                                   /s/ C.J. Nosal
                                                --------------------------------
                                                By: Name:  C.J. Nosal
                                                    Title: President